                           SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. _____)

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [_]

     Check the appropriate box:
     [_]   Preliminary Proxy Statement
     [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [X]   Definitive Proxy Statement
     [_]   Definitive Additional Materials
     [_]   Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              AMERICASBANK CORP.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------

     (4)  Date Filed: _________________________________________________________

                              AMERICASBANK CORP.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                TO BE HELD THURSDAY, MAY 25, 2000, AT 3:00 P.M.

                                      AT

                                  Holiday Inn
                                North Ballroom
                           1100 Cromwell Bridge Road
                               Towson, MD 21286


   The Annual Meeting of Stockholders of AmericasBank Corp., a Maryland corporation (the "Company"), will be held on May 25, 2000, at 3:00 p.m., local time, at the Holiday Inn, North Ballroom, 1100 Cromwell Bridge Road, Towson, Maryland 21286 to consider and vote upon:

      1. The election of four directors to serve until the Annual Meeting of Stockholders to be held in 2003 and until their successors are duly elected and qualified.

      2. Ratification of the selection of Keller Bruner & Company, LLP, to serve as the Company's independent auditors for the 2000 fiscal year.

      3 Any other matters that may properly come before the meeting or any adjournment thereof.

   Only stockholders of record at the close of business on April 30, 2000 will be entitled to notice of and to vote at the meeting or any adjournment thereof. Accompanying this notice is a proxy statement and proxy form. Whether or not you plan to attend the meeting, please indicate your choices on the matters to be voted upon, date and sign the enclosed proxy and return it in the enclosed postage-paid return envelope. You may revoke your proxy at any time prior to or at the meeting by written notice to the Company, by executing a proxy bearing a later date, or by attending the meeting and voting in person.

   The Board of Directors recommends a vote FOR the election of the nominees named in the proxy statement and FOR Proposal Two.

   You are cordially invited to attend the meeting in person.

                                 By Order of the Board of Directors,


                                 Shawki N. Malek
                                 Secretary

May 1, 2000

                              AMERICASBANK CORP.

                                PROXY STATEMENT

                 Annual Meeting of Stockholders to be held on
                      Thursday, May 25, 2000 at 3:00 P.M.


                    SOLICITATION AND REVOCATION OF PROXIES

   The enclosed proxy is solicited by the Board of Directors of AmericasBank Corp. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on May 25, 2000, at 3:00 p.m., local time. The Meeting will be held at the Holiday Inn, North Ballroom, 1100 Cromwell Bridge Road, Towson, Maryland 21286. The proxy is revocable at any time prior to or at the Meeting by written notice to the Company, by executing a proxy bearing a later date, or by attending the Meeting and voting in person. In addition to solicitation by mail, proxies may be solicited by officers and directors of the Company personally or by telephone. Such persons will not be specifically compensated for soliciting such proxies. The cost of soliciting proxies will be borne by the Company and may include reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners. Brokers and other persons will be reimbursed for their reasonable expenses in forwarding proxy materials to customers who are beneficial owners of the common stock of the Company registered in the name of nominees. This proxy material is being sent to the Company's stockholders on or about May 1, 2000.

                     OUTSTANDING SHARES AND VOTING RIGHTS

   Stockholders of record at the close of business on April 30, 2000 are entitled to notice of and to vote at the Meeting. As of the close of business on that date, there were outstanding and entitled to vote 496,000 shares of common stock, $0.01 par value per share ("Common Stock"), each of which is entitled to one vote.

   The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote of at least a plurality of all shares voted at the Meeting is sufficient for the approval of each of the nominees named in the Proxy Statement. The affirmative vote of at least a majority of all shares voted at the Meeting is sufficient for the approval of Proposal Two. An abstention or broker non-vote is included for purposes of determining the presence or absence of a quorum for the transaction of business but is not included in calculating votes cast with respect to the Proposals. The Company designates an individual to serve as the Inspector of Elections for purposes of tallying shares voted. The Inspector of Elections will be present at the Meeting.

   The Board of Directors recommends a vote FOR the election of each of the nominees named in the Proxy Statement and FOR the approval of Proposal Two.

   All proxies will be voted as directed by the stockholder on the proxy form. A proxy, if executed and not revoked, will be voted in the following manner (unless it contains instructions to the contrary, in which event it will be voted in accordance with such instructions):

   .  FOR the nominees for directors named below.

   . FOR ratification of the selection of Keller Bruner & Company, LLP as the Company's independent auditors for the 2000 fiscal year.

   . Proxies will be voted in the discretion of the holder on such other business as may properly come before the Meeting or any adjournments thereof.

   IT IS ANTICIPATED THAT THE COMPANY'S DIRECTORS AND OFFICERS WILL VOTE THEIR SHARES OF COMMON STOCK IN FAVOR OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS LISTED HEREIN AND FOR THE RATIFICATION OF KELLER, BRUNER & COMPANY, LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The table below sets forth information as of March 30, 2000, relating to the beneficial ownership of the Common Stock by (i) each person or group believed by management to own beneficially more than five percent (5%) of the outstanding Common Stock; (ii) each of the Company's directors and director nominees; and
(iii) all directors and executive officers of the Company as a group. As of March 30, 2000, there were 496,000 shares of Common Stock issued and outstanding. Unless otherwise noted below, the Company believes that each person named in the table has the sole voting and sole investment power with respect to each of the shares reported as beneficially owned by such person.


                                  Beneficial                      Percent of
Name & Address              Ownership of Shares(1)              Class Owned(1)
--------------              ----------------------              --------------

Marc J. Atas                       14,762(2)                         2.93%
10 North Calvert Street
Suite 744
Baltimore, MD 21202

Garbis Baklayan                    30,776(3)                         6.02%
300 Chapelwood Lane
Lutherville, MD 21093

Nicholas J. Belitsos, M.D.         33,808(4)                         6.58%
St. Joseph Prof. Building
7401 Osler Drive, Suite 102
Towson, MD 21204


                                  Beneficial                      Percent of
Name & Address              Ownership of Shares(1)              Class Owned(1)
--------------              ----------------------              --------------

Thomas M. Brandt, Jr.              12,640(5)                         2.52%
11806 Linden Chapel Road
Clarksville, MD 21029

Cynthia B. Conklin                 10,340(6)                         2.06%
230 E. Montgomery Street
Baltimore, MD 21230

William A. Fogle, Jr.               6,428(7)                         1.28%
RR1 Box 192
Glen Rock, PA 17327

Constantine Frank                  23,294(8)                         4.59%
14721 Manor Road
Phoenix, MD 21131

Charles F. Imhoff, Jr.              9,354(9)                         1.87%
810 Gleneagles Court
Suite 202
Baltimore, Maryland 21286

J. Clarence Jameson, III          136,336(10)                       24.64%
515 E. Joppa Road
Towson, MD 21286

Kemp Jayadeva                      22,920(11)                        4.51%
3713 Michelle Way
Baltimore, MD 21208

Norman H. Katz                      7,284(12)                        1.46%
3420 Lynne Haven Drive
Baltimore, MD 21244

Shawki N. Malek, M.D.              35,908(13)                        6.98%
120 Sister Pierre Drive
Suite 408
Towson, MD 21204

Mark D. Noar, M.D.                 23,200(14)                        4.57%
603 Hastings Road
Towson, MD 21286

Larry D. Ohler                     22,108(15)                        4.35%
9570 Berger Road
Columbia, MD 21046

Kenneth D. Pezzulla                17,220(16)                        3.38%
401 Washington Ave.
Suite 301
Towson, MD 21204-4804

Neena Rao, M.D.                    25,124(17)                        4.94%
29 Treadwell Court
Lutherville, MD 21093

Ramon F. Roig, Jr., M.D.           30,380(18)                        5.93%
15 Aigburth Road
Towson, MD 21204

Michael Stern                       9,528(19)                        1.90%
Rehabilitation Services, Inc.
1866-B Reisterstown Road
Woodholme Square
Baltimore, MD 21208

Lee W. Warner                      25,140(20)                        4.94%
9515 Deereco Road, Suite 601
Timonium, MD 21093

Carl A. J. Wright                  29,308(21)                        5.74%
120 E. Baltimore Street
22nd Floor
Baltimore, MD 21202

Officers and Directors as a       538,093(22)                       68.12%
Group (22 people)

(1) Includes shares of Common Stock subject to options or warrants held by the named individual that are exercisable as of, or within 60 days of, March 30, 2000. Such shares are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes warrants to purchase 7,291 shares and options to purchase 180 shares. The shares of Common Stock and the warrants are held for the benefit of Mr. Atas' SEP IRA, as to which Mr. Atas has sole voting and investment power.
(3) Includes warrants to purchase 15,218 shares and options to purchase 340 shares. 10,000 of the shares of Common Stock and 10,000 of the warrants are held for the benefit of Mr. Baklayan's IRA, as to which Mr. Baklayan has sole voting and investment power.
(4) Includes warrants to purchase 16,184 shares and options to purchase 1,440 shares. 5,000 of the shares of Common Stock and 5,000 of the warrants are held for the benefit of the Nicholas J. Belitsos, M.D. Profit Sharing Trust, as to which Dr. Belitsos is the sole trustee; 2,100 shares of the Common Stock and 2,100 of the warrants are held by dependent children; 1,000 shares of the Common Stock and 1,000 of the warrants are held jointly with Dr. Belitsos' wife, as to which Dr. Belitsos shares voting and investment power; and 1,000 of the shares of Common Stock and 1,000 of the warrants are held by Dr. Belitsos' wife. Dr. Belitsos disclaims beneficial ownership as to the shares of Common Stock and warrants held by his wife.
(5) Includes warrants to purchase 6,250 shares and options to purchase 140 shares. The shares of Common Stock and the warrants are held for the benefit of Mr. Brandt's IRA, as to which Mr. Brandt has sole voting and investment power.
(6) Includes warrants to purchase 5,050 shares and options to purchase 240 shares. 5,000 of the shares of Common Stock and 5,000 of the warrants are held for the benefit of the Cynthia B. Conklin Profit Sharing Plan, as to which Ms. Conklin is the sole trustee.
(7) Includes warrants to purchase 1,984 shares and options to purchase 2,460 shares. 200 of the shares of Common Stock and 200 of the warrants are held for the benefit of Mr. Fogle's IRA, as to which Mr. Fogle has sole voting and investment power.
(8) Includes warrants to purchase 11,417 shares and options to purchase 460 shares. 10,367 shares of the Common Stock and 10,367 of the warrants are held jointly with Mr. Frank's wife, as to which Mr. Frank shares voting and investment power; and 1,000 shares of the Common Stock and 1,000 of the warrants are held for the benefit of Mr. Frank's IRA, as to which Mr. Frank has sole voting and investment power.
(9) Includes warrants to purchase 4,567 shares and options to purchase 220 shares. 4,167 of the shares of Common Stock and 4,167 of the warrants are held jointly with Mr. Imhoff's wife, as to which Mr. Imhoff shares voting and investment power; and 400 of the shares of Common Stock and 400 of the warrants are held as joint tenants with adult children, as to which Mr. Imhoff shares voting and investment power.
(10) Includes warrants to purchase 61,608 shares and options to purchase 13,120 shares. 32,346 of the shares of Common Stock and 32,346 of the warrants are held jointly with Mr. Jameson's wife, as to which Mr. Jameson shares voting and investment power; 18,700 of the shares of Common Stock and 18,700 of the warrants are held for the benefit of Mr. Jameson's IRA, as to which Mr. Jameson has sole voting and investment power; and 4,850 of the shares of Common Stock and 4,850 of the warrants are held by Mr. Jameson's wife's IRA. Mr. Jameson disclaims beneficial ownership as to the shares of Common Stock and warrants held by his wife's IRA.

(11) Includes warrants to purchase 10,500 shares and options to purchase 1,920 shares. 2,450 of the shares of Common Stock and 2,450 of the warrants are held jointly with Mr. Jayadeva's wife, Shobha Jayadeva, M.D., as to which Mr. Jayadeva shares voting and investment power; 2,500 of the shares of Common Stock and 2,500 of the warrants are held by dependent children; 500 of the shares of Common Stock and 500 of the warrants are held by Nivi Corporation; and 5,000 of the shares of Common Stock and 5,000 of the warrants are held for the benefit of the Shobha Jayadeva Pension Plan, as to which Shobha Jayadeva, M.D., is the sole trustee. Mr. Jayadeva, directly or indirectly, controls the voting and investment power of Nivi Corporation. Mr. Jayadeva disclaims beneficial ownership as to the shares of Common Stock and warrants held for the benefit of his wife's pension plan.
(12) Includes warrants to purchase 2,842 shares and options to purchase 1,600 shares. 2,000 of the shares of Common Stock and 2,000 of the warrants are held for the benefit of Mr. Katz's wife's IRA, as to which Mrs. Katz has sole voting and investment power. Mr. Katz disclaims beneficial ownership as to the shares of Common Stock and warrants held for the benefit of his wife's IRA.
(13) Includes warrants to purchase 17,134 shares and options to purchase 1,640 shares. 16,584 of the shares of Common Stock and 16,584 of the warrants are held for the benefit of the Shawki N. Malek KEOGH Plan, as to which Dr. Malek is the trustee, and 500 of the shares of Common Stock and 500 of the warrants are held by dependent children. The 16,584 shares of Common Stock and 16,584 warrants held for the benefit of the Shawki N. Malek KEOGH Plan include 15,084 shares of Common Stock and 15,084 warrants held for the benefit of Dr. Malek and 1,500 shares of Common Stock and 1,500 warrants held for the benefit of Dr. Malek's wife. Dr. Malek disclaims beneficial ownership as to the shares of Common Stock and warrants held in the KEOGH Plan for the benefit of his wife.
(14) Includes warrants to purchase 11,260 shares and options to purchase 680 shares. 9,950 of the shares of Common Stock and 9,950 of the warrants are held jointly with Dr. Noar's wife, as to which Dr. Noar shares voting and investment power; and 1,260 of the shares of Common Stock and 1,260 of the warrants are held by dependent children.
(15) Includes warrants to purchase 10,334 shares and options to purchase 1,440 shares. 2,642 of the shares of Common Stock and 2,642 of the warrants are held by PLEDGE, a general partnership, and 2,642 of the shares of Common Stock and 2,642 of the warrants are held by Columbia Leasing Corporation. Mr. Ohler, directly or indirectly, controls the voting and investment power of PLEDGE and Columbia Leasing Corporation.
(16) Includes warrants to purchase 3,050 shares and options to purchase 11,120 shares. 3,000 of the shares of Common Stock and 3,000 of the warrants are held for the benefit of Mr. Pezzulla's IRA, as to which Mr. Pezzulla has sole voting and investment power.
(17) Includes warrants to purchase 12,502 shares and options to purchase 120 shares. 4,168 of the shares of Common Stock and 4,168 of the warrants are held by dependent children.

(18) Includes warrants to purchase 14,500 shares and options to purchase 1,380 shares. 3,000 of the shares of Common Stock and 3,000 of the warrants are held for the benefit of Dr. Roig's IRA, as to which Dr. Roig has sole voting and investment power; 8,500 of the shares of Common Stock and 8,500 of the warrants are held for the benefit of the Raymond F. Roig, Jr., M.D. Profit Sharing Trust, as to which Dr. Roig is the sole trustee; and 2,000 of the shares of Common Stock and 2,000 of the warrants are held for the benefit of Dr. Roig's wife's IRA, as to which Mrs. Roig has sole voting and investment power. Dr. Roig disclaims beneficial ownership as to the share of Common Stock and warrants held for the benefit of his wife's IRA.
(19) Includes warrants to purchase 4,549 shares and options to purchase 160 shares. 4,499 shares of the Common Stock and 4,499 of the warrants are held for the benefit of the RTW Rehabilitation Services, Inc. 401K Profit Sharing Plan & Trust, of which Mr. Stern and his wife are the trustees.
(20) Includes warrants to purchase 12,500 shares and options to purchase 140 shares. The shares of Common Stock and the warrants are held jointly with Mr. Warner's wife, as to which Mr. Warner shares voting and investment power.
(21) Includes warrants to purchase 14,584 shares and options to purchase 140 shares.
(22) Includes warrants to purchase 243,858 shares and options to purchase 50,107 shares.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

   The By-Laws of the Company provide that the number of directors shall be nine or such other number as may be designated from time to time by resolution of the Board of Directors. The number of directors of the Company currently is set at
23. At the 1998 Annual Meeting of Stockholders of the Company, the directors were divided into three classes, with each class containing approximately one-third of the total number of directors, so that, after a phase-in period, each director will serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected. The term of office of one of the three classes of directors expires each year.

   Pursuant to the By-Laws of the Company, newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors are filled by a majority vote of the remaining directors, and the directors so chosen hold office for a term expiring at the next annual meeting at which successors are elected and qualified.

   During 1999, Leonard Frenkil, Melanie R. Sabelhaus and Baldev Singh resigned as directors of the Company. The directorships held by these persons were not filled during 1999 and will not be filled at the Meeting. Also, the Board of Directors has not nominated anyone to fill the vacancy to be created by the termination, as of the date of the Meeting, of the term of office of director Cynthia Conklin. Ms. Conklin requested that she not be renominated as a director of the Company. These four directorships will remain vacant until filled by the Board of Directors or until the Board of Directors reduces the number of directors.

   At the Meeting, four directors will be elected to hold office for a three year term until the 2003 Annual Meeting of Stockholders and until the election and qualification of their successors.

   All of the nominees are now directors of the Company. The directors whose terms have not expired will continue to serve as directors until the expiration of their respective terms. It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the Meeting, proxies that do not withhold authority to vote for the nominees listed below will be voted for another nominee, or nominees, selected by the Board of Directors. The Board of Directors of the Company recommends that stockholders vote FOR the election of all nominees.

Vote Required

   The affirmative vote of at least a plurality of the shares represented at the Meeting in person or by proxy is required for the election of the directors.

Nominees for Election as Directors


Name                                 Age           Term to Expire      Director Since
----                                -----          --------------      --------------

Garbis Baklayan                      52                  2003               1998
Nicholas J. Belitsos, M.D.           49                  2003               1998
Ramon F. Roig, Jr., M.D.             65                  2003               1998
Lee W. Warner                        45                  2003               1998


   Biographical information concerning these nominees is set forth below.

GARBIS BAKLAYAN is a director of the Company. Mr. Baklayan is President and Chief Executive Officer of Gary's Sportswear and Athletic Shoes, a shoe and sportswear company, and has served in that capacity since 1978

NICHOLAS J. BELITSOS, M.D. is a director of the Company. Dr. Belitsos currently practices internal medicine and gastroenterology in Baltimore, Maryland and is President of Nicholas J. Belitsos, M.D., P.A. He has served in that capacity for the past twelve years.

RAMON F. ROIG, JR., M.D. is a director of the Company and its wholly owned subsidiary, AmericasBank (the "Bank"). Dr. Roig currently practices internal medicine and gastroenterology in Baltimore, Maryland and is President of Ramon
F. Roig, M.D., P.A. He has served in that capacity since 1974.

LEE W. WARNER is a director of the Company. Mr. Warner is the Chairman and Chief Executive Officer of The L. Warner Companies, Inc., an investment advisory firm, and he has served in that capacity since December 1992.

Continuing Directors

   The directors of the Company whose terms have not expired, their ages, the years in which their terms expire and the year in which they became directors are as follows:

Name                                 Age             Term to Expire         Director Since
----                                -----            --------------         --------------
Mark J. Atas                          45                   2002                 1999
Thomas M. Brandt, Jr.                 48                   2002                 1999
William A. Fogle, Jr.                 63                   2001                 1996
Constantine Frank                     44                   2002                 1998
Charles F. Imhoff, Jr.                55                   2002                 1999
J. Clarence Jameson, III              68                   2001                 1996
Kemp Jayadeva                         49                   2001                 1996
Norman H. Katz                        72                   2001                 1996
Shawki N. Malek, M.D.                 55                   2001                 1998
Mark D. Noar, M.D.                    45                   2002                 1998
Larry D. Ohler                        60                   2001                 1996
Kenneth D. Pezzulla                   69                   2001                 1996
Neena Rao, M.D.                       49                   2001                 1999
Michael Stern                         48                   2002                 1998
Carl A. J. Wright                     44                   2002                 1999


     Biographical information concerning these nominees is set forth below.

MARK J. ATAS is a director of the Company. Mr. Atas is an attorney in solo practice in the Baltimore metropolitan area and has been a solo practitioner for over 19 years.

THOMAS M. BRANDT, JR. is a director of the Company. Since April 1997, Mr. Brandt has been a Senior Vice President and the Chief Financial Officer of Telecommunication Systems, Inc., a software systems integration company. From May 1996 to March 1997, Mr. Brandt was a Senior Vice President and the Chief Financial Officer of DIGEX, Inc., an internet service provider. From August 1993 to May 1996, Mr. Brandt was a director of Price Waterhouse, LLP, a public accounting and consulting firm.

WILLIAM A. FOGLE, JR. is Vice Chairman of the Board of Directors of the Company and the Bank. Mr. Fogle currently is Vice President of York County Property Management Company, a real estate construction, management and development company in York County, Pennsylvania, and has served in that capacity since January 1997. Since January

1997, Mr. Fogle also has been a licensed realtor with Century 21 Country Home, a real estate sales company. He was an Assistant Vice President of Marketing and Sales of BCI Contractors, Inc., a construction company, from February 1995 to December 31, 1996. Mr. Fogle was Secretary of the Maryland Department of Licensing and Regulation from 1987 to February 1995.

CONSTANTINE FRANK is a director of the Company. Since 1972, Mr. Frank has been employed by Precision Vending, Inc. (f/k/a/ Nick Frank Vending, Inc.), a vending company servicing customers in the Baltimore area. Mr. Frank has been President of Precision Vending, Inc. since July 1, 1997.

CHARLES F. IMHOFF, JR. is a director of the Company. Mr. Imhoff is the President of Charles F. Imhoff, P.A., a certified public accounting firm, and has served in that capacity since 1978.

J. CLARENCE JAMESON, III is a director of the Company. Mr. Jameson currently is the President and a principal of Jameson and Associates, P.A., a public accounting firm, and has served in that capacity for over 16 years. From June 1996 to January 1, 2000, Mr. Jameson was President and Chairman of the Board of the Company, and from December 1997 to January 1, 2000, Mr. Jameson was Vice President and Chairman of the Board of Directors of the Bank. From February 1994 to June 1995, Mr. Jameson was Chairman of the Board of Directors of Maryland Bank Corp., the savings and loan holding company of MarylandsBank, FSB. Mr. Jameson also was a director of MarylandsBank, FSB from February 1994 to June 1995. Mr. Jameson also was an organizer of the Bank of Maryland and its holding company, Bank Maryland Corp., and he served as Chairman of the Board of Directors of both entities from 1985 to 1990.

KEMP JAYADEVA is a director of the Company and the Bank. Mr. Jayadeva currently is the President and sole stockholder of Allied Physician Services, Inc., a computer services firm, and has served in that capacity for over 13 years.

NORMAN H. KATZ is a director of the Company and the Bank. Mr. Katz is an attorney in solo practice in the Baltimore metropolitan area and has been a sole practitioner for over 17 years. Mr. Katz was the assistant director of the Division of Parole and Probation for the State of Maryland from 1955 to 1978.

SHAWKI N. MALEK, M.D. is the Secretary of the Company and the Bank and is a director of the Company and the Bank. Dr. Malek became the Secretary of the Company and the Bank in February 2000. Dr. Malek is in private practice specializing in adult and pediatric gastroenterology with offices in Towson, Maryland and has served in that capacity since 1982.

MARK D. NOAR, M.D., is a director of the Company and the Bank. Dr. Noar currently is a gastroenterologist in Baltimore, Maryland and is a principal of Endoscopic Microsurgery Associates, P.A., which is a medical practice in Baltimore, Maryland. He has served in that capacity for over 10 years. Dr. Noar also is the Medical Director and a principal of The Endoscopy Center, Inc., which operates an ambulatory surgery center. He has served in that capacity for over eight years.

LARRY D. OHLER is the Treasurer of the Company and the Bank and a director of the Company and the Bank. From June 1985 to February 1999, Mr. Ohler was the Chief Financial Officer of PATS, Inc., an aircraft equipment manufacturer. Mr. Ohler has been retired since February 1999.

KENNETH D. PEZZULLA is the President of the Company and is the Chairman of the Board of Directors of the Company and the Bank. Mr. Pezzulla, a director of the Company since June 1996 and a director of the Bank since December 1997, became Chairman of the Company and the Bank on January 1, 2000, and became President of the Company in February 2000. From June 1996 to February 2000, Mr. Pezzulla was the Secretary of the Company, and from December 1997 to February 2000, Mr. Pezzulla was the Secretary of the Bank. Mr. Pezzulla currently is a member of Pezzulla and Pezzulla, LLC, a Towson law firm, and has served in that capacity since 1995. Mr. Pezzulla had a solo legal practice from 1975 to 1995. Mr. Pezzulla was a director of Rushmore Trust & Savings, FSB, from 1989 to October 1997, and was a director of its predecessor, LaCorona Building and Loan Association, from 1963 to 1989. Mr. Pezzulla was President of LaCorona Building and Loan Association from 1985 to 1988.

NEENA RAO, M.D. is a director of the Company. Dr. Rao is in private practice specializing in cardiology with offices in Towson and Randallstown, Maryland, and has served in that capacity since 1987.

MICHAEL STERN is a director of the Company. Mr. Stern currently is the President of RTW Rehabilitation Services, Inc., a company, which provides case management and vocational services to injured workers. He has served in that capacity since 1980. RTW Rehabilitation Services, Inc. provides services in Maryland, North Carolina, Virginia, Washington, D.C. and West Virginia. Mr. Stern also is a Vice President of Family Vending, Inc., a vending company, Cash All Checks Inc. of Maryland and Cash All Checks of P.A. Inc., which are check cashing companies, and L'Enfant Card and Gift Inc., a gift shop.

CARL A. J. WRIGHT is a director of the Company. Since January 1998, Mr. Wright has been the Regional Vice President of Interim Financial Solutions, an executive search and interim staffing firm. Prior to January 1998, Mr. Wright was President of A.J. Burton Group, Inc., an executive search and interim staffing firm, and he served in that capacity beginning in 1990. In January 1998, A.J. Burton Group, Inc. was purchased by Interim Services, Inc., the parent company of Interim Financial Solutions, Inc.

                         BOARD MEETINGS AND COMMITTEES

   During 1999, the Board of Directors met 13 times, the Capital Committee met four times, the Compensation Committee met three times, the Audit Committee met once and the Nominating Committee met five times.

   Except as indicated below, each director attended seventy-five percent or more of all meetings of the Board of Directors and committees of the Board on which he or she served. Directors Garbis Baklayan, Constantine Frank and Michael Stern did not attend seventy-five percent or more of all meetings of the Board of Directors held during the time that such persons were members of the Board.

   The Audit Committee of the Board of Directors consists of Larry D. Ohler (Chair), Kemp Jayadeva and Kenneth D. Pezzulla. The Audit Committee selects the independent public accountants, reviews the financial statements with such accountants, discusses with the accountants and management the results of the audit and oversees internal accounting procedures and controls. The Audit Committee also reviews, considers and makes recommendations regarding proposed related party transactions, if any.

   The Capital Committee of the Board of Directors consisted of J. Clarence Jameson, III (Chair), Nicholas J. Belitsos, William A. Fogle, Jr., Kemp Jayadeva, Norman H. Katz, Shawki N. Malek, M.D., Kenneth D. Pezzulla and Ramon
F. Roig, Jr. In April 1999, the Board of Directors disbanded the Capital Committee after the termination of the Company's second public offering. The Capital Committee made recommendations to the Board of Directors regarding levels and means of capitalization of the Company and the Bank.

   The Compensation Committee of the Board of Directors consists of Thomas M. Brandt, Jr. (Chair), Kemp Jayadeva, Norman H. Katz, Larry D. Ohler and Ramon F. Roig, Jr., M.D. The Compensation Committee reviews and determines salaries and other benefits for executive and senior management of the Company and its subsidiaries, reviews and determines employees to whom stock options are to be granted and the terms of such grants, and reviews the selection of officers who participate in incentive and other compensation plans and arrangements.

   The Nominating Committee of the Board of Directors consists of Kemp Jayadeva (Chair), Marc J. Atas, J. Clarence Jameson, III, Kenneth D. Pezzulla and William
A. Fogle, Jr. The Nominating Committee selects qualified persons as nominees for election by the stockholders to the Company's Board of Directors. The Nominating Committee's recommendations are submitted to the Board of Directors at regularly scheduled meetings. The Nominating Committee will not consider nominees recommended by stockholders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   The Company's directors and executive officers, and persons who beneficially own more than 10% of the Company's Common Stock, are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Company to the Company's knowledge, based solely on the Company's review of copies of such reports furnished to the Company and written representations that no other reports were required, each of the following persons who, during the fiscal year ended December 31, 1999, was a director, officer or beneficial owner of more than 10% of the Company's Common Stock (a "reporting person"), failed to file on a timely basis the following required reports:

   Directors Garbis Baklayan, Thomas M. Brandt, Jr., Neena Rao, M.D., Ramon F. Roig, Jr., M.D., Larry D. Ohler and Michael Stern, former director Melanie R. Sabelhaus and Senior Executive Vice President Richard J. Hunt, Jr., each failed to file on a timely basis one report on Form 4, each describing one transaction.

   Directors Shawki N. Malek, M.D., Larry D. Ohler and Carl A. J. Wright each amended one report on Form 4, each correcting one transaction.

   Directors Shawki N. Malek, M.D. and Neena Rao, M.D. each amended one report on Form 3.

   The Company is not aware of any known failure by a reporting person to file a required form.

                 EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

   The following sets forth information with respect to the executive officers and significant employees of the Company and the Bank who do not serve on the Board of Directors of the Company:


Name                          Age                                    Position
----                          -----                                  --------

Patricia D'Alessandro          54             Executive Vice President of the Company and the Bank and a
                                              Director of the Bank

Richard J. Hunt, Jr.           36             President of the Bank and Senior Executive Vice President of the
                                              Company, and a Director of the Bank

Douglas W. DeVaughn            42             Senior Vice President of the Bank and Senior Credit Officer of
                                              the Bank

Steven T. Hudson                35            Chief Financial Officer of the Company and the Bank

   Biographical information concerning Mr. Hunt, Ms. D'Alessandro, Mr. DeVaughn and Mr. Hudson is set forth below.

PATRICIA D'ALESSANDRO is the Executive Vice President of the Company and the Bank, and is a director of the Bank. From December 1997 to December 1998, Ms. D'Alessandro was the President of the Bank. Until December 1, 1997, Ms. D'Alessandro was a Vice President of Rushmore Trust and Savings, FSB ("Rushmore"), and had served in that capacity for over six years. As a Vice President of Rushmore, Ms. D'Alessandro was responsible for loan originations, loan servicing, delinquencies and collections for both of Rushmore's branch offices. Ms. D'Alessandro was employed from 1962 to 1974 and from 1984 to 1989 by Chesapeake Federal Savings and Loan Association, during which time Ms. D'Alessandro served in a variety of capacities, including assistant secretary of the association and manager of loan servicing.

RICHARD J. HUNT, JR., is the President and a director of the Bank, and the Senior Executive Vice President of the Company. From October 1997 to September 1998, Mr. Hunt was Vice President/Private Banking for Chevy Chase Bank in Chevy Chase, Maryland, and in that capacity was responsible for the development and operation of the bank's private banking group. From September 1994 to October 1997, Mr. Hunt was Vice President/Corporate Lending and Vice President/Cash Management for Citizens Savings Bank, FSB in Gaithersburg, Maryland. As Vice President/Corporate Lending, Mr. Hunt was responsible for developing and managing the bank's commercial (including small business) clients in Montgomery County, Maryland. From January 1993 to September 1994, Mr. Hunt was Assistant Vice President/Not-For-Profit Lending for Riggs National Bank in Washington, D.C., and in that capacity was responsible for developing and implementing the bank's plan to penetrate the not-for-profit lending market in Montgomery County, Maryland. From May 1989 to January 1993, Mr. Hunt served in a variety of capacities for The First National Bank of Maryland in Rockville, Maryland, including commercial banking officer, corporate credit analyst and commercial branch manager.

DOUGLAS W. DEVAUGHN is the Senior Vice President of the Bank and the Senior Credit Officer of the Bank. From May 1998 to March 1999, Mr. DeVaughn was Vice President/Account Officer for Chevy Chase Bank in Chevy Chase, Maryland, and in that capacity was responsible for developing and managing relationships with high income, high net worth clients. From April 1994 to May 1998, Mr. DeVaughn was Assistant Vice President/Relationship Manager for NationsBank (now known as Bank of America) in Baltimore, Maryland, and in that capacity was responsible for managing relationships with high income, high net worth clients. From April 1986 to April 1994, Mr. DeVaughn served in a variety of capacities for NationsBank. From August 1980 to April 1986, Mr. DeVaughn served in a variety of capacities for Central National Bank in Silver Spring, Maryland.

STEVEN T. HUDSON is the Chief Financial Officer of the Company and the Bank. From August 1997 to August 1999, Mr. Hudson was Assistant Vice President/Assistant Controller of The Columbia Bank in Columbia, Maryland, and in that capacity was responsible for, among other things, the day to day operations of the bank's accounting staff, the preparation of various financial statements and the preparation of various bank regulatory reports. From April 1995 to May 1997, Mr. Hudson was Assistant Controller of SE Corporation of Michigan, a gas station holding company, and in that capacity was responsible for, among other things, the day to day operations of the accounting staff and the preparation of financial statements and budgets.

                            EXECUTIVE COMPENSATION

Executive Compensation

   Summary Compensation Table.  The following table sets forth the compensation
   --------------------------
paid for the last three fiscal years to J. Clarence Jameson, III, who served as the Chief Executive Officer of the Company and the Bank during the fiscal year ended December 31, 1999. No executive officer or employee of the Company or the Bank received compensation in excess of $100,000 during the last three fiscal years. Other than the grant of options, all compensation disclosed below was paid by the Bank.



                                                              Long Term Compensation
                        Annual Compensation                           Awards
                        -------------------                 ---------------------------
                                                            Restricted       Securities
                                          Other Annual        Stock          Underlying         All Other
 Name and       Year   Salary   Bonus     Compensation       Award(s)         Options         Compensation
 Principal
 Position
------------------------------------------------------------------------------------------------------------


 J. Clarence      1997       --      --          --            --               --               $35,000(2)
 Jameson, III,    1998       --      --          --            --            8,960(3)               --
 Chairman of the  1999       --      --          --            --            1,640(3)               --
 Board of the
 Company and the
 Bank, President
 of the Company,
 Vice President
 of the Bank(1)


(1) Effective January 1, 2000, Mr. Jameson resigned as Chairman of the Board of the Company and the Bank, as President of the Company and as Vice President of the Bank. Currently, Mr. Jameson is a director of the Company.

(2) In consideration of services performed on behalf of the Company and the Bank in preparing the necessary bank regulatory applications and negotiating the terms of and performing the necessary investigations related to the Bank's acquisition of certain of the assets and assumption of certain of the liabilities of Rushmore Trust and Savings, FSB, upon the closing of the Company's initial common stock offering and the Company's purchase of the Bank's capital stock, Mr. Jameson was paid $25,000 by the Bank. In addition, Jameson and Associates, P.A. was paid $12,500 by the Bank for such services. Mr. Jameson is the President and a principal of Jameson and Associates, P.A., a public accounting firm. In addition, Mr. Jameson received $10,000 for additional services rendered to the Bank in 1997. The payment for the services performed as described in this footnote are not recurrent.

(3) The exercise price of these options is $10.00 per share. The fair market value of the Company's Common Stock on the date of grant of these options was determined in good faith by the Board of Directors to be $10.00 per share. Does not include options granted to Mr. Jameson in his capacity as a director of the Company and the Bank as described under the caption "Compensation of Directors."

    Options Grants Table.  The following table sets forth information on grants
    --------------------
of stock options pursuant to the Company's stock option plan to Mr. Jameson during 1999. The table does not include options granted to Mr. Jameson in his capacity as a director of the Company and the Bank as described under the caption "Compensation of Directors."


                                         % of Total
                     Number of            Options
                     Securities          Granted to
                     Underlying         Employees in         Exercise Price
Name                  Options            Fiscal Year           Per Share           Expiration Date
----                ------------       ---------------       --------------        ---------------

J. Clarence           1,640(1)             10.88%                $10.00             October 19, 2009
Jameson, III


(1) The options, which were granted as of October 20, 1999, did not become exercisable until April 20, 2000.

    Aggregate Options Table.  The following table sets forth information on the
    -----------------------
aggregate number of shares of Common Stock underlying unexercised options held as of December 31, 1999 by Mr. Jameson and the aggregate dollar value of in-the-money unexercised options held as of December 31, 1999 by Mr. Jameson. The table does not include the aggregate number of options granted to Mr. Jameson in his capacity as a director of the Company and the Bank as described under the caption "Compensation of Directors."


                            Number of Securities                        Value of Unexercised
                      Underlying Unexercised Options                    in-the-Money Options
                                at FY-End                                    at FY-End
                      -------------------------------              --------------------------------
   Name               Exercisable       Unexercisable              Exercisable        Unexercisable
   ----               -----------       -------------              -----------        -------------

J. Clarence             8,960(1)           1,640(1)                     --                  --
 Jameson, III


(1)  The exercise price of these options is $10.00 per share.

Compensation of Directors

     Except for the grant of options to purchase shares of Common Stock as described below, directors do not receive fees for their services, and are not reimbursed for expenses incurred in connection with their service as directors. It is expected that directors will not receive any monetary compensation until such time as the Company becomes profitable.

     Pursuant to the Company's stock option plan, each non-employee director of the Company or any subsidiary of the Company is granted an option to purchase 20 shares of Common Stock as of the date of his or her attendance at a meeting of the Board of Directors of the Company or a committee thereof, or a meeting of a committee of the Board of Directors of a subsidiary of the Company. For purposes of this option grant program, officers of the Company who do not provide day to day services to the Company or the Bank are not considered to be employees of the Company.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Company and the Bank have engaged and expect to engage in the future in transactions in the ordinary course of business with their directors and officers and such persons' affiliates on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties. Such transactions are not expected to present any special unfavorable features to the Company or the Bank. However, other than hypothecated loans, the Bank will not make loans to its or the Company's officers, directors or their affiliates, although, as of December 31, 1999, the Bank held loans with officers, directors and/or their affiliates in an aggregate principal amount of approximately $59,000. These loans were originated by Rushmore Trust & Savings, FSB and were purchased by the Bank in December 1997 from Rushmore. An overdraft checking account established by the Bank will not be considered a loan for these purposes. To date, the Bank has not made any hypothecated loans to its or the Company's directors or officers or affiliates of such persons.

                                 PROPOSAL TWO

                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

   On April 10, 2000, the Audit Committee of the Board of Directors, pursuant to authority delegated to the committee by the Board of Directors, appointed the firm Keller Bruner & Company, LLP, to audit the consolidated financial statements of the Company for the year ending December 31, 2000. The Audit Committee further directed that management submit the selection of the independent auditors for ratification by the stockholders at the Meeting. Representatives of Keller Bruner & Company, LLP are not expected to be present at the Meeting.

     If the stockholders fail to ratify the selection of the independent auditors, the Audit Committee will reconsider whether or not to retain Keller Bruner & Company, LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The Company has been informed that neither Keller Bruner & Company, LLP nor any of its members has any direct financial interest or any material indirect financial interest in the Company and during the past three years has had no connection therewith in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

   The Board of Directors of the Company recommends that stockholders vote "FOR" the ratification of the appointment of Keller Bruner & Company, LLP as independent auditors for the Company.

          The firm of Arthur Andersen LLP served as independent auditors to the Company for the fiscal year ending December 31, 1999. Effective as of April 10, 2000, the Audit Committee dismissed Arthur Andersen LLP as the Company's independent auditors, and appointed Keller Bruner & Company, LLP. The Company, during the two most recent fiscal years and any subsequent interim period prior to the engagement of the new accounting firm, did not consult with the new accounting firm with regard to any matters. The reports of Arthur Andersen LLP on the Company's consolidated financial statements as of and for the years ended December 31, 1999 and 1998 did not contain any adverse opinion or disclaimer of opinion, and neither report was qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and through the date of this Proxy Statement, the Company has not had any disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference thereto in their report on the consolidated financial statements of the Company for such periods.

     No representative from Arthur Andersen LLP is expected to be present at the Meeting.

                             STOCKHOLDER PROPOSALS

   Proposals of stockholders intended for inclusion in the proxy material for the Annual Meeting of Stockholders to be held in 2001 must be received in writing by the Company, Attention Shawki N. Malek, Secretary, 500 York Road, Towson, Maryland 21204, on or before January 1, 2001. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission.

                                 ANNUAL REPORT

   The Company's Annual Report on Form 10-KSB for the year ended December 31, 1999 is enclosed herewith. Copies of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, are available to stockholders without charge upon a written request directed to Shawki N. Malek, Secretary, AmericasBank Corp., 500 York Road, Towson, MD, 21286.

                                 OTHER MATTERS

   The Board of Directors knows of no other business to be presented for action at the Meeting, but if any other business should properly come before the Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the persons acting thereunder in their discretion.


                                 By Order of the Board of Directors,


                                 Shawki N. Malek
                                 Secretary
May 1, 2000

                                  APPENDIX I
                                 FORM OF PROXY
               SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              AMERICASBANK CORP.
                        ANNUAL MEETING OF STOCKHOLDERS
                                 May 25, 2000

The undersigned stockholder of AmericasBank Corp. (the "Company") hereby appoints Kenneth D. Pezzulla and Shawki N. Malek, and each of them acting singly, with full power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned as designated all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 25, 2000, and at any adjournment or postponement of such meeting for the purposes identified below and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees, if any of the named nominees for Director should be unavailable to serve for election in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR Proposals 1 and 2. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement.

1.  Election of Directors

    For Term to Expire 2003:
    ______  FOR all nominees listed below
    ______  WITHHOLD authority to vote for all nominees listed below
    ______  FOR, except vote withheld from the following nominees:

                ----------------------------------------------

     NOMINEES: Garbis Baklayan, Nicholas J. Belitsos, M.D., Ramon F. Roig, Jr., M.D., and Lee W. Warner.

2. Ratification of appointment of Keller Bruner & Company, LLP as independent auditors of the Company for the fiscal year ended December 31, 2000.

         [_] For             [_] Against            [_] Abstain

Please sign name exactly as it appears on your stock certificate. If acting as attorney, executor, trustee, guardian or in other representative capacity, sign name and title. If held jointly, both parties must sign and date.

PLEASE COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED STAMPED ENVELOPE.

Signature(s): ________________________________          Date: ________________

Print Name(s): _______________________________          No. of Shares: _______